Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-* No. 333-109291, No. 333-126906 and No. 333-134228) pertaining to AMIS Holdings, Inc.’s Amended and Restated 2000 Equity Incentive Plan and in the Registration Statement (Form S-8 No. 333-111856) pertaining to AMIS Holdings, Inc.’s Restated Employee Stock Purchase Plan, in the Registration Statement (Form S-3 No. 333-140976) pertaining to the sale of AMIS Holdings, Inc.’s common stock , and in the Registration Statement (Form S-4 No. 333-148630) of ON Semiconductor Corporation and in the related joint proxy statement/prospectus, of our reports dated February 22, 2008, with respect to the consolidated financial statements of AMIS Holdings, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of AMIS Holdings, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

San Jose, CA

February 22, 2008